Exhibit 10.1

WARRANTS CANCELLATION AND EXCHANGE AGREEMENT

This WARRANTS CANCELLATION AND EXCHANGE, AGREEMENT (this “Agreement”), dated as of December 16, 2025 (the “Effective Date”), is entered into by and among Firefly Neuroscience, Inc., a Delaware corporation (the “Company”), and the investors signatories hereto (the “Holders”). Each of the Company and the Holders are sometimes referred to in this Agreement individually as a “Party” and, collectively, as the “Parties.”

RECITALS

On June 16, 2025, the Company and the Holders executed and delivered that certain Securities Purchase Agreement (the “June 2025 Securities Purchase Agreement”), pursuant to which, among other things, the Company issued the following securities to the Holders: (i) an aggregate of 340,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), (ii) prefunded warrants to purchase an aggregate of 60,000 shares of Common Stock at a nominal exercise price of $0.0001 per share; (iii) warrants to purchase an aggregate of 400,000 shares of Common Stock over five (5) years at an exercise price of $3.50 per share (the “$3.50 Warrants”, copies of which are attached hereto as Exhibit A); and (iv) warrants to purchase an aggregate of 400,000 shares of Common Stock over five (5) years at an exercise price of $4.00 per share (the “$4.00 Warrants”, copies of which are attached hereto as Exhibit B, together with the $3.50 Warrants, the “June 2025 Warrants”), for aggregate gross proceeds of $1,200,000.

The Company and the Holders desire to cancel the $3.50 Warrants and the $4.00 Warrants, and exchange them for the warrants to purchase Common Stock in the form attached hereto as Exhibit C (the “New Warrants”), with such exchange (the “Warrants Cancellation and Exchange”) being conducted in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). The Parties further acknowledge and agree that the Holders intend to exercise, within ten (10) business days after the Exercise Date (as defined in the New Warrants), such number of New Warrants to the maximum extent then permitted by the Beneficial Ownership Limitation (as defined in the New Warrants) set forth in Section 2(e) of the New Warrants, and to exercise any remaining New Warrants from time to time thereafter as and when permitted by the Beneficial Ownership Limitation (as such limitation may be increased or decreased in accordance with the terms of the New Warrants), until the New Warrants have been exercised in full.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties, intending to be legally bound, hereby agree as follows:

1. Warrants Cancellation and Exchange. The Company and the Holders agree to the Warrants Cancellation and Exchange. The Warrants Cancellation and Exchange is being conducted in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act and the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act and Rule 144 promulgated under the Securities Act, the New Warrants issued in exchange for the June 2025 Warrants shall be deemed to be acquired on the date of issuance of the June 2025 Warrants and the Company agrees not to take a position to the contrary. The New Warrants shall have the exercise prices and shall be exercisable for the number of Common Stock set forth on Schedule A hereto. The June 2025 Warrants shall be cancelled and irrevocably and unconditionally surrendered and forfeited without any payment of any form and without any liability to any party (or any affiliate of such party) hereto. From and after the date of this Agreement, the June 2025 Warrants will be of no further force or effect, and the rights and obligations of each of the parties thereunder shall terminate, and the Holders hereby relinquish, on behalf of themselves and on behalf of their affiliates and representatives, beneficiaries, executors, trustees, administrators, successors, heirs, and assigns (each a “Holder Related Party”), all rights currently or hereafter existing under the June 2025 Warrants. The Holders, on behalf of themselves and on behalf of each Holder Related Party, hereby release, remise and forever discharge any and all rights and claims that any Holder Related Party has had, now has or might have against the Company and its affiliates under or in respect of the June 2025 Warrants, except for rights and claims arising from or in connection with this Agreement.

2. Exercise of the New Warrants. The Holders hereby agree to exercise within ten (10) business days after the Exercise Date, such number of New Warrants to the maximum extent then permitted by the Beneficial Ownership Limitation set forth in Section 2(e) of the New Warrants, and to exercise any remaining New Warrants from time to time thereafter as and when permitted by the Beneficial Ownership Limitation (as such limitation may be increased or decreased in accordance with the terms of the New Warrants), until the New Warrants have been exercised in full.

3. Conditions to Effectiveness of Agreement. This Agreement shall become effective upon receipt by the Company and the Holders of counterpart signatures to this Agreement duly executed and delivered by the Company and the Holders.

4. Counterparts. This Agreement may be executed by the Parties in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by e-mail (e.g., “pdf” or “tiff”) or fax transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

5.  Governing Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PREPARED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

6. Binding Agreement. This Agreement shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and assigns.

7. Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

8. Complete Agreement. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first set forth above.

Firefly Neuroscience, Inc.

By:
Name:	Greg Lipschitz
Title:	Chief Executive Officer

HOLDERS

Roxy Capital Corporation

By:
Name:	Eric Lazer
Title:	Director

RJL18 Capital GP LLC

By:
Name:	Dean Lazer
Title:	Director

Schedule A

Holder	Number of New Warrant Shares	New Warrants Exercise Prices
Roxy Capital Corporation	500,000	$0.50
RJL 18 Capital GP LLC	300,000
TOTAL:	800,000

Exhibit A

$3.5 Warrants

(Separately Attached)

Exhibit B

$4.0 Warrants

(Separately Attached)

Exhibit C

Form of New Warrants

(Separately Attached)

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